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                                                                      EXHIBIT 21

     List of Subsidiaries of Precision Systems, Inc. as of August 31, 1996:

             NAME OF SUBSIDIARY                         STATE OR COUNTRY OF INCORPORATION
---------------------------------------------     ---------------------------------------------
            The Renaissance Group                                   Delaware
                Vicorp, N.V.                                The Netherlands Antilles
         Vicorp Europe Holding B.V.                              The Netherlands
             Vicorp Benelux B.V.                                 The Netherlands
Vicorp International Services Nederland B.V.                     The Netherlands
     Vicorp International Services S.A.                              Belgium
             Vicorp France S.A.                                      France
           Vicorp Scandinavia A/S                                    Denmark
           Vicorp Scandinavia A.B.                                   Sweden
             Vicorp U.K. Limited                                     England
              Vicorp Finland OY                                      Finland
      Vicorp Interactive Systems, Inc.                            Massachusetts
           Vicorp Deutschland GmbH                                   Germany
         Vicorp Asia Holding Limited                                Hong Kong
    Vicorp Asia-Pacific Services Pte Ltd.                           Singapore
             Vicorp Geminus GmbH                                     Germany
        Belle System Networking ApS.                                 Denmark